Exhibit 10.7

AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement is made and entered into this the 22 day of July, 2014, by and between COMMUNITY TRUST FINANCIAL CORPORATION, a bank holding company chartered under the laws of the State of Louisiana ("Employer") and Martin Lance Hall, an adult resident and domiciliary of Ruston, LA ("Employee").
WITNESSETH:
WHEREAS, Employer and Employee entered into that certain Employment Agreement effective the !st day of October, 2008 (the "Agreement"), a copy of which is attached hereto as Exhibit "A;" and
WHEREAS, the initial term of the Agreement was for a period of five (5) years, renewable upon the mutual agreement of both Employer and Employee; and
WHEREAS, Employer and Employee hereby acknowledge and confirm that, following the initial five (5) year term of the Agreement, the patties have by mutual consent renewed and continued in effect the Agreement and Employee's employment by Employer in accordance with the terms of the Agreement; and
WHEREAS, the parties desire to amend the Agreement to set forth and document their agreement as to the renewal thereof and to provide for the continued renewal of the Agreement.
NOW, THEREFORE, Employer and Employee agree that the Agreement is hereby amended as follows:
I.
Employer and Employee hereby acknowledge and confirm that, following the initial five (5) year term of the Agreement, the Agreement has been renewed by mutual agreement of the parties mid the Agreement continues in effect in accordance with its provisions.
II.
Section 4 "Term" of the Agreement is hereby amended by the deletion of that section in its entirety mid the substitution of the following:
Term: The initial term of the Agreement is for the period of five (5) years commencing on the effective date of this Agreement. Thereafter the Agreement shall automatically renew for successive one-year terms unless either party shall notify the other of its or his intent not to renew the agreement at least thirty (30) days prior to the end of the then-current term.
III.
Employer and Employee acknowledge and agree that as of the date hereof Employee has become one hundred percent (100%) vested in the option granted pursuant to Section 11 of the Agreement for the purchase of fifteen thousand (15,000) shares of common stock of the Employer.
IV.
All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Employer and the Employee have executed this Agreement as of the date first noted above.

Employer:	Employee:

/s/ Drake Mills	/s/ M. Lance Hall
Community Trust Financial Corporation	Signature

By Drake Mills, President & CEO	Lance Hall
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